Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




TO:      Victor Ebner, Inc


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 4, 2001 included in Victor Ebner, Inc.'s Current Report on Form 8-K dated May 25, 2001 and amended on June 19, 2001, and to all references to our Firm included in this Registration Statement.



                                                    /s/ STEFANOU & COMPANY, LLP
                                                    ----------------------------
                                                    Stefanou & Company, LLP



McLean, Virginia
June 20, 2001